UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 13, 2015

PIONEER POWER SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	27-1347616
(State of incorporation)	(I.R.S. Employer Identification No.)

400 Kelby Street, 9th Floor

Fort Lee, New Jersey 07024

(Address of principal executive offices)

(212) 867-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of the Company held on May 13, 2015 (the “Annual Meeting”), the proposals listed below were submitted to a vote of the stockholders through the solicitation of proxies. The proposals are described in the Company’s definitive proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on April 15, 2015. Each of the proposals was approved by the stockholders. The voting results are set forth below.

Proposal 1 – Electing the eight director nominees named in the Proxy Statement

Each of the following individuals was elected as a director, based on the voting results shown below, to serve until the 2016 Annual Meeting of Stockholders or until his successor is duly elected and qualified:

Nominees	Votes For	Votes Withheld	Broker Non-Votes
Nathan J. Mazurek	5,678,184	41,139	234,839
Andrew Minkow	5,178,184	541,139	234,839
Thomas Klink	5,678,184	41,139	234,839
Yossi Cohn	5,206,023	513,300	234,839
David J. Landes	5,678,184	41,139	234,839
Ian Ross	5,206,023	513,300	234,839
David Tesler	5,706,023	13,300	234,839
Jonathan Tulkoff	5,206,023	513,300	234,839

Proposal 2 – Appointment of independent registered public accountant.

The appointment of BDO USA, LLP as the Company's independent registered public accounting firm for fiscal 2015 was ratified by the stockholders, by the votes set forth in the table below:

Votes For	Votes Against	Votes Abstaining
5,954,162	-	-

The results reported above are final voting results. No other matters were considered or voted upon at the meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER POWER SOLUTIONS, INC.

Date: May 18, 2015	By:	/s/ Andrew Minkow
	Name:	Andrew Minkow
	Title:	Chief Financial Officer and Secretary